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                                                                    EXHIBIT 99.3

                           CERTIFICATION PURSUANT TO
               18 U.S.C. SECTION 1350, AS ADOPTED AND PURSUANT TO
                 SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

    In connection with the quarterly report of American Achievement Corporation on Form 10-Q/A for the period ending February 23, 2002 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Sherice
P. Bench, Chief Financial Officer of American Achievement Corporation, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 302 of the Sarbanes-Oxley Act of 2002, that:

    (1) I have reviewed the quarterly report on Form 10-Q of American Achievement Corporation;

    (2) Based on my knowledge, this quarterly report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this quarterly report;

    (3) Based on my knowledge, the financial statements, and other financial information included in this quarterly report, fairly present in all material respects the financial condition, results of operations and cash flows of American Achievement Corporation as of, and for, the periods presented in this quarterly report.

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Dated: September 10, 2002                                              /s/ SHERICE P. BENCH
                                                            -----------------------------------------
                                                                         Sherice P. Bench
                                                                     CHIEF FINANCIAL OFFICER
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